UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): November 30, 2010 (November 18, 2010)

LONGHAI STEEL INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52807	11-3699388
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

No. 1 Jingguang Road, Neiqiu County
Xingtai City, Hebei Province, 054000
People’s Republic of China
(Address of Principal Executive Offices)

+86 (319) 686-1111
Registrant’s Telephone Number, Including Area Code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

The board of directors (the “Board”) of Longhai Steel Inc. (the “Company”) entered into separate independent director agreements (the “Independent Director Agreements”) with each of the directors Michael Billings, Jean Kester and Basil Hwang (the “Directors”) on November 18, 2010, November 18, 2010 and November 23, 2010, respectively. Under the terms of the Independent Director Agreements, the Company agreed to grant each of Mr. Billings and Mr. Hwang 5,000 restricted shares and Ms. Kester 7,500 restricted shares per annum, as compensation for the services to be provided by them as independent directors. Half of the annual compensation will be granted on the date that is six (6) months following the closing date of a secondary offering of shares of the Company’s common stock, and half of the annual compensation will be granted on each six (6) month interval thereafter.

The foregoing summary of the material terms and conditions of the Independent Director Agreements does not purport to be complete and is qualified in its entirety by reference to the Independent Director’s Contracts and the Indemnification Agreements attached to this report as Exhibit 10.1 through 10.3.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit	Description

10.1	Independent Director Agreement, dated November 18, 2010, by and between the Company and Michael Billings.
10.2	Independent Director Agreement, dated November 18, 2010, by and between the Company and Jean Kester.
10.3	Independent Director Agreement, dated November 23, 2010, by and between the Company and Basil Hwang.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONGHAI STEEL INC.

Date: November 30, 2010	/s/ Dr. Eberhard Kornotzki
Dr. Eberhard Kornotzki
Chief Financial Officer (Principal Financial and
Accounting Officer)

EXHIBIT INDEX

Exhibit	Description

10.1	Independent Director Agreement, dated November 18, 2010, by and between the Company and Michael Billings.
10.2	Independent Director Agreement, dated November 18, 2010, by and between the Company and Jean Kester.
10.3	Independent Director Agreement, dated November 23, 2010, by and between the Company and Basil Hwang.